                                                       Exhibit 99.1

NEWS RELEASE                                           Anthem, Inc.
                                                       120  Monument Circle
                                                       Indianapolis, IN  46204
                                                       Tel  317 488-6000
                                                       Fax  317 488-6260

                                                       [GRAPHIC
                                                       OMITTED][GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE


CONTACTS:  Anthem                                   Trigon
           ------                                   ------
           Media                                    Media
           Lauren Green-Caldwell, 317-488-6321      Brooke Taylor, 804-354-3605
           lauren.green-caldwell@anthem.com         btaylor@trigon.com

           Investor Relations                       Investor Relations
           Tami Durle, 317-488-6390                 Chris Drake, 804-354-3463
           tami.durle@anthem.com                    investors@trigon.com



           ANTHEM, INC. COMPLETES MERGER WITH TRIGON HEALTHCARE, INC.


INDIANAPOLIS, IND. AND RICHMOND, VA. - JULY 31, 2002 - Anthem, Inc. (NYSE: ATH) and Trigon Healthcare, Inc. (NYSE: TGH) announced today that they have closed their merger which is effective at 11:59 p.m., July 31, 2002.

The merger with Trigon, which does business as Trigon Blue Cross Blue Shield in Virginia, adds 2.2 million customers to Anthem, firmly placing it as the fifth largest publicly traded health benefits company in the country. With the addition of Trigon, Anthem will be the Blue Cross and Blue Shield licensee for nine states. The combined company will serve more than 10 million members.

"The completion of this merger will mean the continuance of a strong Blue Cross and Blue Shield company in Virginia," said Larry C. Glasscock, president and chief executive officer of Anthem. "Working together, Anthem and Trigon will be sharing best practices and finding the synergies that make all of Anthem an even stronger company for our customers and for our shareholders."

"This is an exciting day for our members, our shareholders, our physician and hospital partners and our associates," said Tom Snead, formerly CEO of Trigon and now named president of Anthem's new Southeast Region. "Becoming part of Anthem and adding to its strength and stability will enable us to continue to provide Virginians with the high quality products and service they've come to expect from Trigon."

                                   -- MORE --

"Trigon has been an important part of the lives of Virginians for many years. We have had the opportunity throughout this transaction process to meet and work with many fine people in the state, and we look forward to strengthening those relationships as we continue to meet Virginia's health benefit needs," added Glasscock.

Anthem also announced that three members of the former Trigon Board of Directors will be elected to Anthem's Board of Directors. These new members will be Lenox
D. Baker, Jr., M.D., a surgeon with Mid-Atlantic Cardiothoracic Surgeons, Ltd., in Norfolk; John Sherman, Jr., president and CEO of Scott & Stringfellow, Inc., in Richmond, and Jackie M. Ward, president and CEO of Intec Telecom Systems in Atlanta, Ga.

The merger of Anthem and Trigon was announced April 29, 2002. Under the merger agreement, Trigon's shareholders are entitled to receive $30 in cash and 1.062 shares of Anthem common stock per Trigon share. The value of the transaction is approximately $4.2 billion, based on the closing price of Anthem stock on July 31, 2002. In addition, Anthem has secured the necessary financing to complete the transaction.

In Virginia, the company will continue to do business as Trigon Blue Cross Blue Shield until early November when it will begin to use the name Anthem Blue Cross and Blue Shield.

ABOUT ANTHEM, INC.
Anthem, Inc. is an Indiana-domiciled publicly traded company that, through its subsidiary companies, provides health care benefits and services to more than 10 million members. Anthem is the fifth largest publicly traded health benefits company in the United States and is the Blue Cross and Blue Shield licensee for Indiana, Kentucky, Ohio, Connecticut, New Hampshire, Colorado, Nevada, Maine and now Trigon in Virginia (excluding suburbs adjacent to Washington, D.C.). As of December 31, 2001, Anthem had assets of $6 billion and operating revenues of $10 billion. More information about Anthem is available at www.anthem.com.

                                   -- ### --


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING INFORMATION ABOUT ANTHEM, INC. ("ANTHEM") THAT IS INTENDED TO BE COVERED BY THE SAFE HARBOR FOR "FORWARD-LOOKING STATEMENTS" PROVIDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS. WORDS SUCH AS "EXPECT(S)", "FEEL(S)", "BELIEVE(S)", "WILL", "MAY", "ANTICIPATE(S)" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, FINANCIAL PROJECTIONS AND ESTIMATES AND THEIR UNDERLYING ASSUMPTIONS; STATEMENTS REGARDING PLANS, OBJECTIVES AND EXPECTATIONS WITH RESPECT TO FUTURE OPERATIONS, PRODUCTS AND SERVICES; AND STATEMENTS REGARDING FUTURE PERFORMANCE. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, MANY OF WHICH ARE DIFFICULT TO PREDICT AND GENERALLY BEYOND THE CONTROL OF ANTHEM, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED OR PROJECTED BY, THE FORWARD-LOOKING INFORMATION AND

STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE: THOSE DISCUSSED AND IDENTIFIED IN PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") MADE BY ANTHEM; TRENDS IN HEALTH CARE COSTS AND UTILIZATION RATES; OUR ABILITY TO SECURE SUFFICIENT PREMIUM RATE INCREASES; COMPETITOR PRICING BELOW MARKET TRENDS OF INCREASING COSTS; INCREASED GOVERNMENT REGULATION OF HEALTH BENEFITS AND MANAGED CARE; SIGNIFICANT ACQUISITIONS OR DIVESTITURES BY MAJOR COMPETITORS; INTRODUCTION AND UTILIZATION OF NEW PRESCRIPTION DRUGS AND TECHNOLOGY; A DOWNGRADE IN OUR FINANCIAL STRENGTH RATINGS; LITIGATION TARGETED AT HEALTH BENEFITS COMPANIES; OUR ABILITY TO CONTRACT WITH PROVIDERS CONSISTENT WITH PAST PRACTICE; OUR ABILITY TO ACHIEVE EXPECTED SYNERGIES AND OPERATING EFFICIENCIES IN OUR ACQUISITION OF TRIGON HEALTHCARE, INC. ("TRIGON"), AND TO SUCCESSFULLY INTEGRATE OUR OPERATIONS; OUR EXPECTATIONS REGARDING THE ACCOUNTING AND TAX TREATMENTS OF THE TRANSACTIONS AND THE VALUE OF THE TRANSACTION CONSIDERATION; AND GENERAL ECONOMIC DOWNTURNS. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS THAT SPEAK ONLY AS OF THE DATE HEREOF. ANTHEM DOES NOT UNDERTAKE ANY OBLIGATION TO REPUBLISH REVISED FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. YOU ARE ALSO URGED TO CAREFULLY REVIEW AND CONSIDER THE VARIOUS DISCLOSURES IN ANTHEM'S VARIOUS SEC FILINGS, INCLUDING BUT NOT LIMITED TO THE REGISTRATION STATEMENT ON FORM S-4, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS CONSTITUTING A PART THEREOF, FILED BY ANTHEM ON JUNE 7, 2002, ANTHEM'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AND ANTHEM'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2002.